UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2019

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On September 26, 2019, AB Private Credit Investors Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved three proposals by the requisite vote. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 10,621,261.519 shares of common stock outstanding on the record date, August 13, 2019. Of the eligible shares of common stock to be voted, 5,538,705.672 were represented at the Annual Meeting, either in person or by proxy, constituting a quorum. The final voting results from the Annual Meeting were as follows:

Proposal 1. To re-elect Richard S. Pontin as a Class III director of the Company, for a three-year term expiring at the 2022 annual meeting of stockholders and until Mr. Pontin’s successor is duly elected and qualified.

Name	Votes For	Votes Against	Abstentions
Richard S. Pontin	5,440,721.701	44,400.084	53,583.887

Proposal 2. To approve of a new investment advisory agreement with AB Private Credit Investors, LLC, the investment advisor to the Company.

Votes For	Votes Against	Abstentions
5,426,166.481	24,471.173	88,068.018

As described in detail in the Company’s notice of meeting and proxy statement, which was first sent or made available to stockholders on or about August 26, 2019, the new investment advisory agreement will be executed by the Company and AB Private Credit Investors, LLC, and become effective when AXA S.A.’s ownership of the outstanding voting securities of AXA Equitable Holdings, Inc. is reduced to 25% or less.

Proposal 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019.

Votes For	Votes Against	Abstentions
5,450,920.034	64,821.724	22,963.914

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2019	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer